Demand Promissory Note
                                 Bridge Loan

$ (See Schedule Attached)   Alachua, Florida April 15, 1996

     1. FOR VALUE RECEIVED, Ixion Biotechnology, Inc., a Delaware corporation (the "Maker") hereby promises to pay to the order of Weaver H. Gaines, a director and Chairman and CEO of the Maker, the amount outstanding from time to time in the Schedule attached hereto as provided below, together with interest accruing from the date hereof at the rate of 8% per annum on the unpaid principal amount of this Note. Interest shall remain 8% per annum until notice is given as set forth below.

     2. Upon written notice by either party given prior to January 31 of any given year, interest shall be reset for the year. Such reset interest shall be the prime rate in effect on January 1 of such year for the customers of SunTrust Bank, North Central Florida, plus 3%. Interest will be computed on the basis of a 360-day year, 30 day month.

     3. Payments of both principal and interest are to be made in lawful money of the United States of America at the residence of the holder, or at such other place within the United States of America as the holder hereof may designate to the Maker in writing.

     4.  Maker shall pay interest on this Note monthly on the last day of the
month for such month and on the date that principal is paid.   In the event
Maker shall have no cash, the interest shall be added to the principal of the Note on the date interest is due and paid as soon thereafter as Maker has funds available.

     5. This Note is a demand promissory note, but is pre-payable at any time or from time to time, in whole or in part without penalty.

     6. If suit is instituted to collect this Note or any portion thereof, the Maker hereby promises to pay to the Holder, in addition to the principal and interest due hereunder, all costs of collection hereof, together with such amount as any court of competent jurisdiction may adjudge reasonable as said holder's attorney's fees in said suit.

     7. Accrued interest shall be entered by the Maker on the Schedule attached to the copy of the Note held at the Maker's principle offices. Advances shall also so be so entered, with a receipt issued to the Holder for such advance. Holder shall be entitled to a copy of the Schedule, certified by the Treasurer as of a particular date, upon written request.

     8. This Note shall be construed in accordance with and governed by the laws of the State of Florida.

     9. The Maker hereby waives presentment and demand for payment, notice of dishonor, protest, and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note.

                          Ixion Biotechnology, Inc.



            By
                                   David C. Peck, President


Attest:




Mary Trew, Secretary

                Schedule Attached to Note dated April 15, 1996
                          Ixion to Weaver H. Gaines


Date     Principal Outstanding     Advance     Interest     Balance



                Schedule Attached to Note dated March 31, 1993
                          Ixion to Weaver H. Gaines


Date     Principal Outstanding     Advance     Interest     Balance